EXHIBIT 1(a)

                              ARTICLES OF INCORPORATION

                     ARTICLES OF INCORPORATION

                FUND FOR GOVERNMENT INVESTORS, INC.


            FIRST:  I, The Undersigned, Daniel L. O'Connor, III,

  whose address is 9436 Rosehill Drive, Bethesda, Maryland

  20034, being at least twenty-one years of age, do under and by virtue of the General Laws of the State of Maryland

  authorizing the formation of corporations, associate myself as incorporator with the intention of forming a corporation

  (hereinafter called the "Corporation").

            SECOND:  The name of the Corporation is Fund for

  Government Investors, Inc.

            THIRD:  The purpose for which the Corporation is

  formed is to act as a diversified, open-end investment company under the Federal Investment Company Act of 1940 (hereinafter referred to as "Investment Company Act of 1940") and to

  exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations of a similar

  character by the General Laws of the State of Maryland now or

  hereafter in force.

            FOURTH:  The post office address of the principal

  office of the Corporation in this State is c/o The Corporation

  Trust Incorporated, 25 South Charles Street, Baltimore,

  Maryland 21202.  The name of the resident agent of the

  Corporation in this State is The Corporation Trust

  Incorporated, a corporation of this State, and the post office address of the resident agent is 25 South Charles Street,

  Baltimore, Maryland 21202.

            FIFTH:  The total number of shares of stock which

  the Corporation shall have authority to issue is 20,000,000 shares, all of one class called Common Stock, of the par value of one cent ($.01) per share and of the aggregate par value of

  $200,000.  Each share shall be entitled to full and equal

  voting rights.

            SIXTH:  (a) The shares of the Common Stock of the

  Corporation may be issued to such persons and at such prices from time to time as the Board of Directors may determine.

  Such issuance shall be on a non-assessable basis.  No holder of shares of Common Stock shall have preemptive rights, and the Corporation shall have the right to issue and sell to any person or persons any shares of its Common Stock without first offering such shares to the holders of any shares of its

  Common Stock.

            (b) Holders of Common Stock of the Corporation shall

  have the right, at any time after purchase, to require the

  Corporation to redeem their shares at a redemption price per share equal to the net asset value per share of the

  Corporation's Common Stock determined in accordance with the provisions of the Investment Company Act of 1940, as amended,

  and the Rules and Regulations promulgated thereunder, and

  under procedures set forth in the Corporation's prospectus.

            SEVENTH:  The number of directors of the Corporation

  shall be five, provided, however, that the number may be

  increased or decreased in accordance with the Bylaws, so long as the number is never less than three. The names of the directors who shall act until the first annual meeting or

  until their successors are duly chosen and qualified are:

                      Daniel L. O'Connor, III
                      John F. Griffin
                      William L. Major
                      Richard J. Garvey
                      J. Michael Farrell

            EIGHTH:  The Corporation is expressly empowered, as

  follows:

            (a) The Corporation may enter into a written

  contract or contracts with any person, including any firm,

  corporation, trust or association in which any officer, other employee, director or stockholder of this Corporation may be interested, providing for a delegation of the management of all or part of this Corporation's securities portfolio and also for the delegation of the performance of administrative corporate functions, subject always to the direction of the

  Board of Directors.  The compensation payable by this

  Corporation under such contracts shall be such as is deemed fair and equitable to both parties by the said Board of

  Directors.

            Any such contracts shall in all respects be

  consistent with and subject to the requirements of the

  Investment Company Act of 1940 as then in effect and

  regulations of the Securities and Exchange Commission (or any

  succeeding governmental authority) promulgated thereunder.

            (b) The Corporation may employ such custodian or

  custodians for the safekeeping of the property of the

  Corporation and of its shares, such dividend disbursing agent or agents, and such transfer agent or agents and registrant or registrars for its shares, and may make and perform such

  contracts for the aforesaid purposes as in the opinion of the

  Board of Directors of this Corporation may be reasonable,

  necessary, or proper for the conduct of the affairs of the

  Corporation, and may pay the fees and disbursements of such custodians, dividend disbursing agents, transfer agents and registrars out of the income and/or any other property of the

  Corporation.  Notwithstanding any other provisions of these

  Articles of Incorporation or the Bylaws of the Corporation,

  the Board of Directors may cause any or all of the property of the Corporation to be transferred or to be acquired and held in the name of a custodian so appointed or in the name of any nominee or nominees of this Corporation or nominee or nominees of such custodian satisfactory to the said Board of Directors.

            (c) The same person, partnership (general or

  limited), association, trust or corporation may be employed in any multiple capacity under subsections (a) and (b) of this

  Article EIGHT and may receive compensation from the

  Corporation in as many capacities in which such persons,

  partnerships (general or limited), associations, trusts or corporation shall serve the Corporation.

            NINTH:  (a) The Corporation shall indemnify any

  person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or

  investigative (other than an action by or in the right of the

  Corporation) by reason of the fact that he is or was a

  director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or

  other enterprise, against expenses (including attorneys'

  fees), judgments, fines and amounts paid in settlement

  actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, has no reasonable cause to

  believe his conduct was unlawful.  The termination of any

  action, suit or proceeding by judgment, order, settlement,

  conviction, or upon a plea of nolo contendere or its

  equivalent, shall not, in itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the

  Corporation, and, with respect to any criminal action or

  proceeding, had reasonable base to believe that his conduct was unlawful.

            (b) The Corporation shall indemnify any person who

  was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the

  Corporation as a director or officer of another corporation,

  partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a

  manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no

  indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that a court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

            (c) To the extent that a director or officer of the

  Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in

  subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses

  (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (d) Any indemnification under subsections (a) and

  (b) (unless otherwise ordered by a court) shall be made by the

  Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the

  applicable standard of conduct set forth in subsections (a)and

  (b).  Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of

  directors who were not parties to such action, suit or

  proceeding, or (a) if such a quorum is not obtainable, or,

  even if obtainable a quorum of disinterested directors so

  directs, by independent legal counsel in a written opinion, or

  (3) by the stockholders.

            (e) Expenses incurred in defending a civil or

  criminal action suit or proceeding may be paid by the

  Corporation in advance of the final disposition of such

  action, suit or proceeding as authorized by the board of

  directors in the specific case upon receipt of any undertaking by or on behalf of the director or officer to repay such

  amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

            (f) The indemnification provided by this Article

  shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested

  directors or otherwise, both as to action in his official

  capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (g) The Corporation may purchase and maintain

  insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the

  request of the Corporation as a director, or officer of

  another corporation, partnership, joint venture, trust or

  other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

            (h) Anything to the contrary in the foregoing

  clauses (a) through (g) notwithstanding, no director or

  officer shall be indemnified against any liability to the

  Corporation or to its security holders to which he would

  otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

            TENTH:  In furtherance and not in limitation of the

  powers conferred by the laws of the State of Maryland, the

  Board of Directors is expressly authorized:

         (i) To make, alter or repeal the Bylaws of the

  Corporation, except where such power is reserved by the Bylaws to the stockholders, and except as otherwise required by the

  Investment Company Act of 1940.

        (ii) From time to time to determine whether and to what

  extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the

  Corporation, except as conferred by law or authorized by

  resolution of the Board of Directors or of the stockholders.

       (iii) Without the assent or vote of the stockholders, to

  authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the property of the Corporation, real or personal but only to the extent permitted by the fundamental policies of the

  Corporation recited in its registration statement filed

  pursuant to the Investment Company Act of 1940.

        (iv) In addition to the powers and authorizes granted

  herein by statute expressly conferred upon it, the Board of

  Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation,

  subject, nevertheless, to the provisions of Maryland law, of these Articles of Incorporation and of the Bylaws of the

  Corporation.

            ELEVENTH:  The books of the Corporation may be kept

  (subject to any provisions contained in the statutes) outside the State of Maryland at such place or places as may be

  designated from time to time by the Board of Directors or in the Bylaws of the Corporation.  Elections of directors need not be by ballot unless the Bylaws of the Corporation shall so provide.

            TWELFTH:  The Corporation reserves the right to

  amend, alter, change or repeal any provision contained in

  these Articles of Incorporation, in the manner now or

  hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            THIRTEENTH:  Notwithstanding any provision of

  Maryland Law requiring more than a majority vote of the Common

  Stock in connection with any corporate action (including but not limited to the amendment of the Articles of Incorporation)

  unless otherwise provided in the Articles of Incorporation,

  the Corporation may take or authorize such action upon the favorable vote of the holders of a majority of the outstanding shares of Common Stock.

            FOURTEENTH:  The duration of the Corporation shall

  be perpetual.

            IN WITNESS WHEREOF, the undersigned incorporator of

  Fund for Government Investors, Inc. who executed the foregoing

  Articles of Incorporation hereby acknowledges the same to be his act and further acknowledges that, to the best of his

  knowledge the matters and facts set forth therein are true in all material respects under the penalties of perjury.

            Dated this 29th day of October, 1974.



                                     /s/Daniel L. O'Connor, III

                                     Daniel L. O'Connor, III




  DISTRICT OF COLUMBIA     SS:

            THIS IS TO CERTIFY THAT on this 29th day of October,

  1974, before me, the subscriber a Notary Public in and for the

  District of Columbia, personally appeared Daniel L. O'Connor,

  III, and acknowledged the foregoing Articles of Incorporation to be his act and deed and that the facts therein stated are truly set forth.

            WITNESS my hand and Notarial Seal the day and year

  last above written.



                                     /s/Rosemary D. Vance

                                     Notary Public



  My Commission Expires:  September 1, 1979

                     ARTICLES OF INCORPORATION

                                 OF

                FUND FOR GOVERNMENT INVESTORS, INC.


  approved and received for record by the State Department of

  Assessments and Taxation of Maryland October 30, 1974 at 12:10

  o'clock P.M. in conformity with law and ordered recorded.





                                      11

       Recorded in Liber 2115, folio 310, one of the Charter

  Records of the State Department of Assessments and Taxation of

  Maryland.





  Bonus tax paid $40.00 Recording fee paid $25.00





  To the clerk of Superior Court of Baltimore City

       IT IS HEREBY CERTIFIED, that the within instrument,

  together with all endorsements thereon, has been received,

  approved and recorded by the State Department of Assessments and Taxation of Maryland.



       AS WITNESS my hand and seal of the said Department at

  Baltimore.

                                          /s/William J. Simmons